EXHIBIT 99.2

WESTERN GAS EQUITY PARTNERS, LP
INDEX TO UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS

Introduction	2

Unaudited Pro Forma Condensed Consolidated Statements of Operations for the years ended December 31, 2015, 2014 and 2013	5

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2015	8

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements	9

INTRODUCTION

The unaudited pro forma condensed consolidated financial statements present the impact to the results of operations and financial position of Western Gas Equity Partners, LP attributable to the acquisition on March 14, 2016, of Anadarko Petroleum Corporation’s interest in Springfield Pipeline LLC (“Springfield”). Springfield owns a 50.1% interest in the “Springfield system,” which consists of oil and gas gathering systems and related facilities. Springfield’s financial statements present Springfield’s 50.1% share of the Springfield system’s assets, liabilities, revenues and expenses.
“WGP” refers to Western Gas Equity Partners, LP in its individual capacity or to Western Gas Equity Partners, LP and its subsidiaries, including Western Gas Holdings, LLC and Western Gas Partners, LP (“WES”), as the context requires. “WES GP” refers to Western Gas Holdings, LLC, individually as the general partner of WES, and excludes WES. WGP’s general partner, Western Gas Equity Holdings, LLC (“WGP GP”), is a wholly owned subsidiary of Anadarko Petroleum Corporation. “Anadarko” refers to Anadarko Petroleum Corporation and its subsidiaries, excluding WGP and WGP GP, and “affiliates” refers to subsidiaries of Anadarko, excluding WGP, but including equity interests in Fort Union Gas Gathering, LLC, White Cliffs Pipeline, LLC, Rendezvous Gas Services, LLC, Enterprise EF78 LLC, Texas Express Pipeline LLC, Texas Express Gathering LLC and Front Range Pipeline LLC.
WGP has no independent operations or material assets other than its partnership interests in WES; the consolidated financial results of WES are included in WGP’s consolidated financial statements due to WGP’s 100% ownership interest in and the control of the WES GP. References to “WES assets” refer to the assets indirectly owned and interests accounted for under the equity method by WGP through its partnership interests in WES as of December 31, 2015. WES’s acquisition of Springfield from Anadarko is considered a transfer of net assets between entities under common control and recorded at Anadarko’s historic carrying value. After an acquisition of assets from Anadarko, WES and WGP (by virtue of its consolidation of WES) may be required to recast their financial statements to include the activities of such assets from the date of common control.
The unaudited pro forma condensed consolidated statements of operations for the years ended December 31, 2015, 2014 and 2013, and the unaudited pro forma condensed consolidated balance sheet as of December 31, 2015, are based upon the historical consolidated financial statements of WGP, as presented in WGP’s 2015 Form 10-K, and the historical financial statements of Springfield, as presented in Exhibit 99.1 of this Current Report on Form 8-K/A. The unaudited pro forma condensed consolidated statements of operations for the years ended December 31, 2015, 2014 and 2013, have been prepared as if the acquisition of Springfield occurred on January 1, 2013. The unaudited pro forma condensed consolidated balance sheet has been prepared as if the acquisition of Springfield occurred on December 31, 2015. The unaudited pro forma condensed consolidated financial statements have been prepared based on the assumption that WGP will continue to be treated as a partnership for U.S. federal and state income tax purposes and therefore will not be subject to U.S. federal income taxes and state income taxes, except for the Texas margin tax. The unaudited pro forma condensed consolidated financial statements have also been prepared based on certain pro forma adjustments as described in Note 2—Pro Forma Adjustments.
The audited historical financial information of Springfield and WGP included in these unaudited pro forma condensed consolidated financial statements (and the notes thereto) is qualified in its entirety by reference to the audited historical financial statements of Springfield as set forth in Exhibit 99.1 of this Current Report on Form 8-K/A, WGP’s audited historical consolidated financial statements as set forth in its 2015 Form 10-K, as filed with the U.S. Securities and Exchange Commission on February 25, 2016, and the related notes contained in those reports. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with those historical financial statements and the related notes thereto.

INTRODUCTION (CONTINUED)

The pro forma adjustments reflected in the unaudited pro forma condensed consolidated financial statements are based upon currently available information and certain assumptions and estimates. The actual effects of these transactions will differ from the pro forma adjustments. However, WGP’s management believes that the applied estimates and assumptions provide a reasonable basis for the presentation of the significant effects of certain transactions that are expected to have a continuing impact on WGP. In addition, WES’s management believes that the pro forma adjustments are factually supportable and appropriately represent the expected impact of items that are directly attributable to the transfer of Springfield to WES.
The pro forma adjustments included in the unaudited pro forma condensed consolidated financial statements reflect the acquisition of Springfield on March 14, 2016, including the following significant transactions:

•	WES’s $247.5 million of borrowings under its revolving credit facility (“WES RCF”) to fund a portion of the cash consideration paid for the acquisition of Springfield;

•	WES’s issuance of 14,030,611 WES Series A Preferred units to private investors and receipt of related proceeds to fund a portion of the cash consideration paid for the acquisition of Springfield;

•	WES’s issuance of 835,841 WES common units to WGP and receipt of related proceeds to fund a portion of the cash consideration paid for the acquisition of Springfield;

•	WES’s issuance of 1,253,761 WES common units to Anadarko in connection with the acquisition of Springfield;

•	WGP’s $28.0 million of borrowings under its revolving credit facility (“WGP RCF”), used primarily to fund the purchase of 835,841 WES common units; and

•	Anadarko’s contribution of Springfield to WES.

In April 2016, WES issued additional WES Series A Preferred units pursuant to the full exercise of an option granted in connection with the initial issuance, the proceeds from which were used to repay a portion of the outstanding borrowings under the WES RCF. This additional issuance is not reflected as a pro forma adjustment as it is not directly attributable to WES’s acquisition of Springfield.

From and after the closing of the acquisition of Springfield and related transactions, Springfield and WES, as applicable, will be subject to the terms and conditions of various new and existing agreements, including the following:

•
the contribution agreement by which WES acquired Springfield, pursuant to which Anadarko agreed to indemnify WES against certain losses resulting from any breach of Anadarko’s representations, warranties, covenants or agreements, and for certain other matters;

•
the Convertible Preferred Unit Purchase Agreement, pursuant to which WES issued and sold in a private placement an aggregate of 14,030,611 WES Series A Preferred units representing limited partner interests in WES, with an option to sell up to an additional 7,892,220 WES Series A Preferred units;

•
the Registration Rights Agreement with the WES Series A Preferred unit purchasers relating to the registered resale of the WES common units representing limited partner interests in WES issuable upon conversion of the WES Series A Preferred units;

•	the Common Unit Purchase Agreement with WGP, pursuant to which WES issued and sold WES common units to WGP;

•
the Board Observation Agreement with the WES Series A Preferred unit purchasers relating to the purchasers’ right to appoint a person to act as an observer with respect to the Board of Directors of WES GP under certain, limited circumstances;

INTRODUCTION (CONTINUED)

•	the Second Amended and Restated Agreement of Limited Partnership of Western Gas Partners, LP, establishing the terms of the WES Series A Preferred units;

•
a tax sharing agreement pursuant to which WES will reimburse Anadarko for WES’s estimated share of Texas margin tax borne by Anadarko as a result of the financial results of Springfield being included in a combined or consolidated tax return filed by Anadarko with respect to activity subsequent to March 1, 2016; and

•	other routine agreements with Anadarko or its subsidiaries that arise in the ordinary course of business for gathering services and other operational matters.

The unaudited pro forma condensed consolidated financial statements are not necessarily indicative of the results that would have occurred if WES had acquired Springfield on the dates indicated nor are they indicative of the future operating results of WES.

WESTERN GAS EQUITY PARTNERS, LP
PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
YEAR ENDED DECEMBER 31, 2015
(UNAUDITED)

thousands except per-unit amounts	WGP Historical	Springfield Historical	Pro Forma Adjustments		WGP Pro Forma
Revenues and other – affiliates
Gathering, processing and transportation	$581,644	$190,717	$—		$772,361
Natural gas, natural gas liquids and drip condensate sales	447,106	—	—		447,106
Other	1,172	66	(66)	(a)	1,172
Total revenues and other – affiliates	1,029,922	190,783	(66)		1,220,639
Revenues and other – third parties
Gathering, processing and transportation	356,477	—	—		356,477
Natural gas, natural gas liquids and drip condensate sales	170,843	—	—		170,843
Other	4,130	(17)	—		4,113
Total revenues and other – third parties	531,450	(17)	—		531,433
Total revenues and other	1,561,372	190,766	(66)		1,752,072
Equity income, net (1)	71,251	—	—		71,251
Operating expenses
Cost of product (2)	528,435	—	(66)	(a)	528,369
Operation and maintenance (2)	296,774	35,198	—		331,972
General and administrative (2)	41,217	3,211	—		44,428
Property and other taxes	30,572	2,755	—		33,327
Depreciation and amortization	244,163	28,448	—		272,611
Impairments	514,096	1,362	—		515,458
Total operating expenses	1,655,257	70,974	(66)		1,726,165
Gain (loss) on divestiture and other, net	57,020	4	—		57,024
Operating income (loss)	34,386	119,796	—		154,182
Interest income – affiliates	16,900	—	—		16,900
Interest expense (3)	(113,874)	—	(3,812)	(c)	(119,832)
			(756)	(f)
			(1,390)	(h)
Other income (expense), net	(578)	—	—		(578)
Income (loss) before income taxes	(63,166)	119,796	(5,958)		50,672
Income tax (benefit) expense	3,380	42,152	(42,673)	(b)	2,859
Net income (loss)	(66,546)	77,644	36,715		47,813
Net income (loss) attributable to noncontrolling interests	(154,409)	—	85,908	(j)	(68,501)
Net income (loss) attributable to Western Gas Equity Partners, LP	$87,863	$77,644	$(49,193)		$116,314
Limited partners’ interest in net income (loss):
Net income (loss) attributable to Western Gas Equity Partners, LP	$87,863				$116,314
Pre-acquisition net (income) loss allocated to Anadarko	(1,742)				(1,742)
Limited partners’ interest in net income (loss) (4)	86,121				114,572
Net income (loss) per common unit – basic and diluted	$0.39				$0.52
Weighted-average common units outstanding – basic and diluted	218,913				218,913

(1)	Income earned from equity investments is classified as affiliate.

(2)
As it relates to the “WGP Historical” column, cost of product includes product purchases from Anadarko of $167.4 million, operation and maintenance includes charges from Anadarko of $67.1 million, and general and administrative includes charges from Anadarko of $31.5 million for the year ended December 31, 2015. As it relates to the “Springfield Historical” column, operation and maintenance includes charges from Anadarko of $9.9 million and general and administrative expense includes charges from Anadarko of $3.2 million for the year ended December 31, 2015.

(3)	As it relates to the “WGP Historical” column, includes affiliate interest expense of $14.4 million for the year ended December 31, 2015.

(4)	Represents net income (loss) earned on and subsequent to the date of acquisition of WES assets.

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

WESTERN GAS EQUITY PARTNERS, LP
PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
YEAR ENDED DECEMBER 31, 2014
(UNAUDITED)

thousands except per-unit amounts	WGP Historical	Springfield Historical	Pro Forma Adjustments		WGP Pro Forma
Revenues and other – affiliates
Gathering, processing and transportation	$467,540	$148,367	$—		$615,907
Natural gas, natural gas liquids and drip condensate sales	581,317	1,672	—		582,989
Other	5,078	67	(67)	(a)	5,078
Total revenues and other – affiliates	1,053,935	150,106	(67)		1,203,974
Revenues and other – third parties
Gathering, processing and transportation	277,605	522	—		278,127
Natural gas, natural gas liquids and drip condensate sales	42,916	—	—		42,916
Other	8,412	(52)	—		8,360
Total revenues and other – third parties	328,933	470	—		329,403
Total revenues and other	1,382,868	150,576	(67)		1,533,377
Equity income, net (1)	57,836	—	—		57,836
Operating expenses
Cost of product (2)	454,445	4,001	(67)	(a)	458,379
Operation and maintenance (2)	255,844	37,866	—		293,710
General and administrative (2)	39,439	2,338	—		41,777
Property and other taxes	26,100	2,823	—		28,923
Depreciation and amortization	186,514	25,295	—		211,809
Impairments	3,084	2,041	—		5,125
Total operating expenses	965,426	74,364	(67)		1,039,723
Gain (loss) on divestiture and other, net	—	(9)	—		(9)
Operating income (loss)	475,278	76,203	—		551,481
Interest income – affiliates	16,900	—	—		16,900
Interest expense	(76,769)	—	(3,614)	(c)	(82,529)
			(756)	(f)
			(1,390)	(h)
Other income (expense), net	938	—	—		938
Income (loss) before income taxes	416,347	76,203	(5,760)		486,790
Income tax (benefit) expense	11,659	27,402	(35,247)	(b)	3,814
Net income (loss)	404,688	48,801	29,487		482,976
Net income (loss) attributable to noncontrolling interests	165,468	—	69,339	(j)	234,807
Net income (loss) attributable to Western Gas Equity Partners, LP	$239,220	$48,801	$(39,852)		$248,169
Limited partners’ interest in net income (loss):
Net income (loss) attributable to Western Gas Equity Partners, LP	$239,220				$248,169
Pre-acquisition net (income) loss allocated to Anadarko	(16,353)				(16,353)
Limited partners’ interest in net income (loss) (3)	222,867				231,816
Net income (loss) per common unit – basic and diluted	$1.02				$1.06
Weighted-average common units outstanding – basic and diluted	218,910				218,910

(1)	Income earned from equity investments is classified as affiliate.

(2)
As it relates to the “WGP Historical” column, cost of product includes product purchases from Anadarko of $127.9 million, operation and maintenance includes charges from Anadarko of $62.3 million, and general and administrative includes charges from Anadarko of $29.7 million for the year ended December 31, 2014. As it relates to the “Springfield Historical” column, cost of product includes product purchases from Anadarko of $0.1 million, operation and maintenance includes charges from Anadarko of $9.1 million and general and administrative expense includes charges from Anadarko of $2.3 million for the year ended December 31, 2014.

(3)	Represents net income (loss) earned on and subsequent to the date of acquisition of WES assets.

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

WESTERN GAS EQUITY PARTNERS, LP
PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
YEAR ENDED DECEMBER 31, 2013
(UNAUDITED)

thousands except per-unit amounts	WGP Historical	Springfield Historical	Pro Forma Adjustments		WGP Pro Forma
Revenues and other – affiliates
Gathering, processing and transportation	$340,116	$109,156	$—		$449,272
Natural gas, natural gas liquids and drip condensate sales	502,219	—	—		502,219
Other	1,868	4,622	(69)	(a)	6,421
Total revenues and other – affiliates	844,203	113,778	(69)		957,912
Revenues and other – third parties
Gathering, processing and transportation	190,877	936	—		191,813
Natural gas, natural gas liquids and drip condensate sales	46,289	—	—		46,289
Other	4,113	(67)	—		4,046
Total revenues and other – third parties	241,279	869	—		242,148
Total revenues and other	1,085,482	114,647	(69)		1,200,060
Equity income, net (1)	22,948	—	—		22,948
Operating expenses
Cost of product (2)	373,171	4,524	(69)	(a)	377,626
Operation and maintenance (2)	201,759	34,212	—		235,971
General and administrative (2)	35,065	3,413	—		38,478
Property and other taxes	23,806	2,437	—		26,243
Depreciation and amortization	149,815	23,048	—		172,863
Impairments	1,267	48,653	—		49,920
Total operating expenses	784,883	116,287	(69)		901,101
Operating income (loss)	323,547	(1,640)	—		321,907
Interest income – affiliates	16,900	—	—		16,900
Interest expense	(51,797)	—	(4,118)	(c)	(58,061)
			(756)	(f)
			(1,390)	(h)
Other income (expense), net	1,935	—	—		1,935
Income (loss) before income taxes	290,585	(1,640)	(6,264)		282,681
Income tax (benefit) expense	4,611	(345)	(4,239)	(b)	27
Net income (loss)	285,974	(1,295)	(2,025)		282,654
Net income (loss) attributable to noncontrolling interests	122,173	—	20,554	(j)	142,727
Net income (loss) attributable to Western Gas Equity Partners, LP	$163,801	$(1,295)	$(22,579)		$139,927
Limited partners’ interest in net income (loss):
Net income (loss) attributable to Western Gas Equity Partners, LP	$163,801				$139,927
Results attributable to the pre-IPO period	(49)				—
Pre-acquisition net (income) loss allocated to Anadarko	(8,224)				(8,224)
Limited partners’ interest in net income (loss) (3)	155,528				131,703
Net income (loss) per common unit – basic and diluted	$0.71				$0.60
Weighted-average common units outstanding – basic and diluted	218,896				218,896

(1)	Income earned from equity investments is classified as affiliate.

(2)
As it relates to the “WGP Historical” column, cost of product includes product purchases from Anadarko of $136.6 million, operation and maintenance includes charges from Anadarko of $59.7 million, and general and administrative includes charges from Anadarko of $25.8 million for the year ended December 31, 2013. As it relates to the “Springfield Historical” column, cost of product includes product purchases from Anadarko of $0.2 million, operation and maintenance includes charges from Anadarko of $7.6 million and general and administrative expense includes charges from Anadarko of $3.4 million for the year ended December 31, 2013.

(3)	Represents net income (loss) earned on and subsequent to the date of acquisition of WES assets.

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

WESTERN GAS EQUITY PARTNERS, LP
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF DECEMBER 31, 2015
(UNAUDITED)

thousands except number of units	WGP Historical	Springfield Historical	Pro Forma Adjustments		WGP Pro Forma
ASSETS
Current assets
Cash and cash equivalents	$99,694	$—	$247,500	(d)	$100,856
			465,000	(e)
			(712,500)	(e)
			26,162	(g)
			(25,000)	(i)
Accounts receivable, net (1)	180,777	12,336	—		193,113
Other current assets	8,557	—	—		8,557
Total current assets	289,028	12,336	1,162		302,526
Note receivable – Anadarko	260,000	—	—		260,000
Property, plant and equipment
Cost	5,904,637	652,141	—		6,556,778
Less accumulated depreciation	1,614,663	83,336	—		1,697,999
Net property, plant and equipment	4,289,974	568,805	—		4,858,779
Goodwill	389,686	29,500	—		419,186
Other intangible assets	832,127	—	—		832,127
Equity investments	618,887	—	—		618,887
Other assets	29,707	—	1,838	(g)	31,545
Total assets	$6,709,409	$610,641	$3,000		$7,323,050
LIABILITIES, EQUITY AND PARTNERS’ CAPITAL
Current liabilities
Accounts and imbalance payables	$64,606	$34,055	$—		$98,661
Accrued ad valorem taxes	17,808	—	—		17,808
Accrued liabilities	116,895	2,201	—		119,096
Total current liabilities	199,309	36,256	—		235,565
Long-term debt	2,707,357	—	247,500	(d)	2,982,857
			28,000	(g)
Deferred income taxes	5,963	133,741	(130,965)	(b)	8,739
Asset retirement obligations and other	118,606	10,046	—		128,652
Deferred purchase price obligation – Anadarko	188,674	—	—		188,674
Total long-term liabilities	3,020,600	143,787	144,535		3,308,922
Total liabilities	3,219,909	180,043	144,535		3,544,487
Equity and partners’ capital
Common units	1,060,842	—	25,000	(e)	898,035
			(162,807)	(e)
			(25,000)	(i)
Net investment by Anadarko	—	430,598	130,965	(b)	11,870
			(549,693)	(e)
Total partners’ capital	1,060,842	430,598	(581,535)		909,905
Noncontrolling interests	2,428,658	—	440,000	(e)	2,868,658
Total equity and partners’ capital	3,489,500	430,598	(141,535)		3,778,563
Total liabilities, equity and partners’ capital	$6,709,409	$610,641	$3,000		$7,323,050

(1)	As it relates to the “WGP Historical” column, accounts receivable, net includes amounts receivable from affiliates of $42.5 million as of December 31, 2015.

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

WESTERN GAS EQUITY PARTNERS, LP
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS

1.  BASIS OF PRESENTATION

The unaudited pro forma condensed consolidated financial statements are based upon the audited historical consolidated financial statements of WGP and the audited historical financial statements of Springfield. As described in the Introduction, these unaudited pro forma condensed consolidated financial statements present the impact of the acquisition of Springfield on WGP’s results of operations and financial position. The contribution of Springfield to WES was recorded at Anadarko’s historical cost as this transaction is considered a reorganization of entities under common control.

2.  PRO FORMA ADJUSTMENTS

The following adjustments for WGP have been prepared as if the acquisition of Springfield (i) occurred on January 1, 2013, in the case of the unaudited pro forma condensed consolidated statements of operations for the years ended December 31, 2015, 2014 and 2013, and (ii) on December 31, 2015, in the case of the unaudited pro forma condensed consolidated balance sheet as of December 31, 2015:

(a)	The elimination of historical revenue and cost of product between Springfield and other WES companies for consolidation purposes;

(b)
The elimination of historical current and deferred income taxes, as WGP is generally not subject to federal and state income taxes, other than Texas margin tax. Texas margin taxes that continue to be borne by WGP on the portion of WGP’s pro forma income that is allocable to Texas have not been eliminated;

(c)
The inclusion of interest expense on WES’s $247.5 million of borrowings under the WES RCF used to fund a portion of the acquisition of Springfield. The interest rate on the WES RCF used for purposes of calculating interest expense in the unaudited pro forma condensed consolidated statements of operations was 1.54%, 1.46% and 1.66% at December 31, 2015, 2014 and 2013, respectively. A 1/8% variance in this rate would result in an adjustment to income (loss) before income taxes of $0.3 million for each of the years ended December 31, 2015, 2014 and 2013;

(d)	The receipt of $247.5 million of borrowings under the WES RCF;

(e)
The acquisition of Springfield by WES, consisting of the cash payment of $712.5 million (representing (i) $440.0 million in net proceeds from the issuance of 14,030,611 WES Series A Preferred units to private investors, (ii) $25.0 million in proceeds from the issuance of 835,841 WES common units to WGP and (iii) $247.5 million borrowed under the WES RCF) and the issuance of 1,253,761 WES common units to Anadarko. The excess of cash consideration paid over the historical net book value of assets acquired and liabilities assumed is recorded as a decrease to partners’ capital for the common unitholders;

(f)
The inclusion of interest expense on WGP’s $28.0 million of borrowings under the WGP RCF, used primarily to fund the purchase of 835,841 WES common units. The interest rate on the WGP RCF used for purposes of calculating interest expense in the unaudited pro forma condensed consolidated statements of operations was 2.70% at December 31, 2015, 2014 and 2013. A 1/8% variance in this rate would result in an adjustment to income (loss) before income taxes of $35,000 for each of the years ended December 31, 2015, 2014 and 2013;

(g)	The receipt of $26.2 million under the WGP RCF ($28.0 million of borrowings under the WGP RCF less $1.8 million of issuance costs);

WESTERN GAS EQUITY PARTNERS, LP
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS

2.  PRO FORMA ADJUSTMENTS (CONTINUED)

(h)	The amortization of WGP RCF issuance costs and the quarterly WGP RCF commitment fees;

(i)	The elimination in consolidation of WES common units issued to WGP in connection with the acquisition of Springfield; and

(j)	The allocation to WGP’s noncontrolling interests of Springfield net income and pro forma adjustments.

In April 2016, WES issued additional WES Series A Preferred units pursuant to the full exercise of an option granted in connection with the initial issuance, the proceeds from which were used to repay a portion of the outstanding borrowings under the WES RCF. This additional issuance is not reflected as a pro forma adjustment as it is not directly attributable to WES’s acquisition of Springfield.

3.  PRO FORMA NET INCOME (LOSS) PER UNIT

Net income (loss) attributable to the WES assets acquired from Anadarko for periods prior to WES’s acquisition of the WES assets is not allocated to the limited partners when calculating net income (loss) per common unit. Net income equal to the amount of available cash (as defined by WGP’s partnership agreement) is allocated to WGP common unitholders consistent with actual cash distributions. Net income (loss) per common unit is calculated assuming that cash distributions are equal to the net income attributable to WGP.
For purposes of calculating pro forma net income (loss) per unit, management assumed that annual pro forma cash distributions were equal to annual pro forma earnings. Pro forma basic net income (loss) per common unit is calculated by dividing the limited partners’ interest in pro forma net income (loss) by the pro forma weighted-average number of common units outstanding during the period. Pro forma dilutive net income (loss) per common unit is calculated by dividing the limited partners’ interest in pro forma net income (loss) adjusted for distributions on the WES Series A Preferred units and a reallocation of the limited partners’ interest in pro forma net income (loss) assuming conversion of the WES Series A Preferred units into WES common units by the pro forma weighted-average number of WGP common units outstanding during the period.
Upon closing the acquisition of Springfield, WGP, through its ownership of WES GP, held 2,583,068 WES general partner units, representing a 1.6% general partner interest in WES, 100% of WES’s incentive distribution rights and 50,132,046 WES common units, representing a 31.5% limited partner interest in WES. Other subsidiaries of Anadarko held 2,011,380 WES common units and 11,735,446 WES Class C units, representing an aggregate 8.7% limited partner interest in WES. The public held 78,523,141 WES common units upon closing of the acquisition of Springfield, representing a 49.4% limited partner interest in WES and private investors held 14,030,611 WES Series A Preferred units, representing an 8.8% limited partner interest in WES.